                                                                    EXHIBIT 10.7

                           TELEPHONE SALES AGREEMENT


          INTEGRAL CORPORATION is pleased to appoint CHANNELL COMMERCIAL Corporation, and its agents, 27040 Ynez Road, Temecula, California 92390, as our sales representative effective February 1, 199l covering the following territory:

          Territories - All sales to Regional Bell Operating Companies and Independent Telephone companies as listed below.

               1)  All Regional Bell Operating Companies
                   excluding their unregulated operations.

               2)  All Independent Telephone Companies
                   (Domestic Operations)

               3)  Southern New England Telephone

               4)  Cincinnati Bell


          A.   This agreement covers the sale of the following products:

               1)  Drop-In-Duct

               2)  Fiber optic cable-in-conduit (C-I-C)

               3) Rope-In-Conduit (R-I-D), (includes string-in-duct: non conductor products)

               4)  Lubaduk (field pulling lubricant)

TELEPHONE SALES AGREEMENT                                            Page 2 of 7

- ---------------

          B. A commission will be paid by Integral Corporation of the Net Sales upon invoicing of the product(s) listed above to be for mentioned customer(s)

          C. However, if payment is not received within 120 days after invoicing, commission paid on the delinquent invoice will be deducted from Channell Commercial Corporation's account, and repaid upon receipt of payment to Integral Corporation.

          In the event Channell Commercial Corporation services his or other territories by operating a warehouse utilizing Integral Corporation's products on a consigned basis, a three (3) percent warehouse commission will be paid on the invoice amount of the individual field warehouse shipment.

          Channell Commercial Corporation agrees to conduct a physical inventory on a monthly basis of any consigned stock and report this inventory to Integral Corporation. If consigned stock is to be moved from a Channell Commercial Corporation's warehouse, representative agrees to give all possible assistance, including personnel and equipment, to facilitate the transfer. The commission(s) paid will vary according to the product(s) invoiced.

TELEPHONE SALES AGREEMENT                                            Page 3 of 7

- --------------------

The commission structure by product type is as follows:

           Product                                   Commission
           -------                                   ----------
     1) Drop-In-Duct                                       3%

     2) Fiber-In-Duct                                      5%

     3) R-I-D(all non conductor products)                  2%

     4) Lubaduk                                           15%

Limited Liability
- -----------------

          Channell Commercial Corporation is in fact and in law an independent contractor and has no power to bind Integral Corporation in any regard to third parties. Attachment "A" (Integral Corporation's Terms and Conditions of Sale) contains Integral Corporation's warranty of its products and all orders accepted by Integral Corporation neither assumes nor authorizes any other person to assume for it any other liability in connection therewith.

          Channell Commercial Corporation will be placed on Integral's insurance rider and excluded/found harmless from any legal action taken in conjunction with the products we will represent in this contract. Furthermore, in the unlikely event legal representation is necessary, Integral will supply and pay for all legal matters.

TELEPHONE SALES AGREEMENT                                            page 4 of 7


Mutually Exclusive Agreement
- ----------------------------

          During the term of this Agreement, Integral Corporation agrees not to represent, manufacture or sell any product that is competitive to any product that Channell Commercial Corporation manufactures, represents or sells. Integral Corporation further agrees that during the term of this Agreement, Channell Commercial Corporation shall have the exclusive right to sell Integral Corporation products as outlined above in the territories outlined above.

          Channell Commercial Corporation agrees not to represent, manufacture or sell any product that is competitive to any product that Integral Corporation represents, manufactures or sells during the term of this Agreement.

Agreement Time and Restrictions
- -------------------------------

          This Agreement is valid for a period of two (2) years starting the date of execution.

          At the end of this agreement, and if no continuing agreement has been executed by bath parties prior to the expiration of this present agreement, Integral Corporation agrees to continue paying commission(s) on product(s) that have contract or blanket orders which extend beyond the valid term of this agreement, provided that the before mentioned contract or blanket orders were received by Integral corporation prior to the termination of the present agreement and Channell Commercial Corporation does not compete, directly or indirectly with Integral Corporation during the term in which commissions are being paid by Integral Corporation, should there be no subsequent or continuing agreement to the present agreement.

TELEPHONE SALES AGREEMENT                                            Page 5 of 7

- -------------------------------

          To have a new long term agreement validated within the first two years of this trial agreement, the following actions must be completed:

          A. Goals and objectives for the first two (2) year must be written and mutually approved by each party within 90 days from the execution date of this agreement, (See Attachment "B").

          B. If all the mutual goals have been met, then Integral and Channell will enter into a contract agreement identical to the existing contract that is presently in force between the two companies CATV divisions.

          C. Due to the Unique nature of the telephone industry, subsection "B" represents only the minimum conditions acceptable to either
                              ----
               party. Any contractual conditions that go beyond those outlined in the existing CATV contract or found in this two (2) year preliminary agreement, must be mutually agreed upon if they are to be implemented in the long term contract.

TELEPHONE SALES AGREEMENT                                            Page 6 of 7


Non-Competition
- ---------------

          During the term of this agreement, Channell Commercial Corporation shall not compete, directly or indirectly with Integral Corporation in any product line that is represented, manufactured or sold by Integral Corporation or that had been represented, manufactured or sold by integral Corporation within the territory begun during the term of this Agreement, for a period of two (2) years after the date of termination of this Agreement.

          This non-compete clause shell be construed as an Agreement independent of any other provision of this Agreement; and the existence of any claim or cause of action of Channell Commercial Corporation against Integral Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Integral Corporation, of this non-compete section.

Advertising and Marketing Support:
- ----------------------------------

          Integral Corporation will supply Channell Commercial Corporation all necessary technical support and samples that properly promote their Products. It will be Channell's responsibility to sale/market Integral's products and highlight them at any telephone show/exhibit they attend. All advertising/creative literature will be budgeted and created by Channell Commercial Corporation but must first be approved on an annual basis by Integral Corporation. Integral Corporation agrees to reimburse Channell Commercial Corporation for all approved sales tools that have been specifically developed for the telephone market.

TELEPHONE SALES AGREEMENT                                            Page 7 of 7


Marketing Information
- ---------------------

          Channell Commercial Corporation will provide, upon the execution of this agreement, and on an annual basis, a comprehensive advertising Budget, Goals and objectives, and Marketing/Sales Forecast as outlined on Attachment "B".

          This Agreement, signed this Twenty-Third day of January, 1991 shall be construed under the laws of the State of Texas.





INTEGRAL CORPORATION                       CHANNELL COMMERCIAL CORPORATION


/s/ Dwight Berry                           /s/ William H. Channell, Jr.
- ---------------------------------          -------------------------------
Dwight Berry                               William H. Channell, Jr.
Executive Vice President & C.O.O.          Executive Vice President

[INTEGRAL CORPORATION LOGO]
                                ATTACHMENT "A"
                                --------------

                         TERMS AND CONDITIONS OF SALE

     1. All contracts are made subject to Purchaser's acceptance of the Terms and Conditions of Sale contained herein. Any purchase orders or offers to purchase which contain terms or conditions which conflict with or are in addition to those stated herein shall not be binding upon Integral Corporation unless accepted by Integral Corporation in writing. If the Purchaser has previously submitted an offer to buy, the quotation of Integral Corporation shall constitute an acceptance of such offer expressly conditioned upon the Purchaser's assent to any additional or different terms contained herein.

     2. Shipping promises date from receipt of Integral Corporation of complete manufacturing details, exclusive of time required for inspection.

     3. Material in stock is offered subject to prior sale.

     4. Nonreturnable reels. If nonreturnable reels are used, there is no charge for same, nor will they be accepted if returned.

     5. All claims for shortages must be received by Integral Corporation, in writing within 60 days from date of invoice.

     6. Integral Corporation warrants that all cable or tubing furnished under these specifications conform to Integral Corporation standard tolerances and variances concerning dimension, weight, and length (subject to ten percent (10%) plus or minus variance in length); and that products are of first class material and workmanship throughout. In the event that a product should fail while in normal and proper use within one (1) year from the date shipped, Integral Corporation will, upon receipt of written notice given within thirty (30) days of such failure repair or, at the option of Integral Corporation, replace such failed product. All replacements shall be free of charge, F.O.B. shipping point provided for herein.

     Products which have been replaced under the provision of this warranty shall become the property of Integral Corporation and shall be returned to Integral Corporation by the Purchaser, F.O.B. Purchaser's city if requested.

     THE ABOVE WARRANTIES ARE GIVEN EXPRESSLY AND CONSTITUTE THE ONLY WARRANTIES MADE BY INTEGRAL CORPORATION AND ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE, WHICH ARE HEREBY EXCLUDED.

     7. Purchaser's Remedies. (a) It is agreed that in the event of breach of any warranty Integral Corporation's liability therefor shall be limited exclusively to the repair or replacement of failing product to the extent provided in Section 6 above.

        (b) In the event of any other claim for loss or damages arising out of or connected with this contract, Integral Corporation's liability therefor shall be conditional upon receipt of notice of such claim within one (1) year from the date of shipment and shall be limited to payment of damages not exceeding the contract price of the product, or part thereof, involved in said claim.

        (c) In no event shall Integral Corporation be liable for special, indirect, incidental or consequential damages and, Integral Corporation's liability, whether in contract, in tort, under any warranty, or otherwise, may not exceed the price of the product of part on which such liability is based.

     8. Unless otherwise specifically provided in writing, all sales are made F.O.B. point of shipment with freight prepaid to destinations within continental United States (nearest freight station or common carrier delivery point), except Alaska, provided Integral Corporation is permitted to determine the method and routing of the shipments. If Purchaser specifies a more expensive method of routing, all excess transportation charges will be billed to and paid by Purchaser. In all cases title to the products shall pass upon delivery to the carrier at the F.O.B. point and thereafter all risk of loss or damage shall be upon the Purchaser. No freight will be allowed on shipments under 5000 lbs.

     9. Shipping dates given prior to shipment are estimated only, and Integral Corporation shall not be liable for failure to meet such dates. In addition to and without limiting the generality of the foregoing, Integral Corporation shall not be liable for delays nor for failure to manufacture or deliver which results from product shortages or causes beyond its reasonable control. Causes beyond its reasonable control include but are not limited to (whether in its own facilities or in any other facility affecting its production, transportation or delivery) fire, windstorm, earthquake, or other natural disaster, strikes, lockouts, or other work stoppages; wars, civil wars, riots or civil commotion, priorities or other Government allocations or controls; interference or restraint of public authority (whether lawful or not), explosion or accident, epidemics or quarantine restrictions; failure of its supplier to deliver; shortage of raw material or labor, or any other causes (whether or not of the same kind as those herein specified) which it cannot provide against by the exercise of reasonable diligence. In the event of a product shortage, Integral Corporation shall have the right to allocate its available products among its customers on such a basis as it may determine in the exercise of its business judgment.

     10. If the financial condition of the Purchaser at any time does not, in the judgment of Integral Corporation, justify continuance of the work, to be performed by Integral Corporation hereunder on the terms of payment as agreed upon, Integral Corporation may require full or partial payment in advance. If advance payment is not received within ten (10) days following demand Integral Corporation shall be entitled to cancel any order then outstanding and shall receive reimbursement for its reasonable and proper cancellation charges. In the event of bankruptcy or insolvency of the Purchaser or in the event any proceeding is brought against the Purchaser, voluntarily or involuntarily under the bankruptcy or insolvency laws, Integral Corporation shall be entitled to cancel any order then outstanding at any time during the period allowed for filing claims against the estate and shall receive reimbursement for its reasonable and proper cancellation charges.

     11. In the event Purchaser cancels his order he must give prompt written notice and pay to Integral Corporation the amount by which the contract price of such order exceeds the amount realized by Integral Corporation upon resale, plus any incidental damages incurred by Integral Corporation.

     12. Integral Corporation prices do not include sales, use, excise or similar taxes. Consequently, in addition to the prices specified herein, the amount of any present or future sales, use, excise or other similar taxes applicable to the sale, or use of the products hereunder, shall be paid by the Purchaser as part of said price, or in lieu thereof, the Purchaser shall provide Integral Corporation with a tax exemption certificate acceptable to the taxing authorities.

     13. Permission must be obtained in writing from Integral Corporation before any products are returned to Integral Corporation for any reason whatsoever. If products are returned without such permission, Purchaser authorizes Integral Corporation, in addition to such other remedies as it may have, to hold the returned products at Purchaser's sole risk and expense.

     14. Integral Corporation will comply with all applicable federal, state and local laws, and specifically represents that any goods to be delivered hereunder will be produced in compliance with the requirements of the Fair Labor Standards Act of 1938, as amended.

     15. The sale and this Agreement shall be subject to and construed in accordance with the laws of the State of Texas.


 P.O. BOX 11269/DALLAS, TEXAS 75223-0269/214-826-0590/TELEX 79-4423
                 INTEGRAL DAL/FAX 214-823-4845